UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2006
CITADEL BROADCASTING CORPORATION (Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation)	001-31740 (Commission File Number)	51-0405729 (IRS Employer Identification No.)
City Center West, Suite 400 7201 West Lake Mead Blvd. Las Vegas, Nevada 89128 (Address of Principal executive offices, including Zip Code)
(702) 804-5200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 16, 2006, the Compensation Committee of the Board of Directors of Citadel Broadcasting Corporation (the “Registrant”) approved certain compensation arrangements for each of the Registrant’s “named executive officers” (as defined in 402(a)(3) of Regulation S-K). These actions are conditioned on the Registrant’s obtaining the approvals from the Registrant’s shareholders at the upcoming 2006 Annual Meeting of Shareholders discussed below, upon which receipt the arrangements will become effective as of March 16, 2006. The arrangements are as follows:

•
Canceling the fully vested options to purchase 4,150,000 shares of common stock at an exercise price of $3.50 granted to Farid Suleman, the Registrant’s Chief Executive Officer, under the Stock Option Agreement, dated April 23, 2002, as amended on June 4, 2002, and issuing to Mr. Suleman in their place 2,868,006 fully vested restricted stock units with a deferred distribution date; and canceling Mr. Suleman's option to purchase 400,000 shares of common stock at an exercise price of $16.94 granted to him under the Registrant’s 2002 Long Term Incentive Plan (the “Plan”) on March 26, 2004. Granting to Mr. Suleman 1,131,994 performance-vesting restricted shares under the Plan and amending the terms of his previously granted 1,250,000 time-vesting restricted shares, which were granted under the Plan pursuant to the Restricted Stock Agreement, dated October 25, 2005, to provide that the shares will vest in one-third installments annually, subject to Mr. Suleman’s continuous employment with the Company through the applicable vesting date and the Company’s attainment of certain performance objectives.

•	Granting to Judith Ellis, the Registrant’s Chief Operating Officer, 100,000 performance-vesting restricted shares under the Plan.

•	Granting Patricia Stratford, the Registrant’s Acting Chief Financial Officer, 50,000 performance-vesting restricted shares under the Plan.

The new awards of performance-vesting restricted shares have been made under the Plan. The awards each vest in two equal amounts annually, beginning on March 16, 2007, contingent on (i) the attainment of performance objectives and (ii) continuous employment of the grantee through each vesting date. If the performance objectives are not satisfied after the first year from the date of grant, that tranche of the grant shall be subject to the terms and conditions of the vesting of the second tranche of the award.

The effectiveness of the actions described above is contingent on the Registrant’s receipt of the following shareholder approvals at the upcoming 2006 Annual Meeting of Shareholders: (1) the amendment to Mr. Suleman’s 2002 Stock Option Agreement (and Mr. Suleman’s agreement to cancel the 4,150,000 stock options threunder) is subject to shareholder approval of such amendment; (2) the modifications to Mr. Suleman’s existing time-vesting restricted stock grant, and the grant of new performance share awards to Mr. Suleman, Ms. Ellis and Ms. Stratford are each subject to shareholder approval of the utilization of certain performance objectives under the Plan; and (3) the cancellation of Mr. Suleman’s 400,000 stock options granted in 2004 is subject to receipt of the shareholder approvals described in the two preceding clauses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: March 22, 2006	By:	/s/ Patricia Stratford

Title: Acting Chief Financial Officer